UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

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BeyondSpring Inc.

(Exact name of registrant as specified in its charter)

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Cayman Islands	001-38024	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, West Side, 4th Floor, Suite 410
Florham Park, New Jersey	07932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 305-6387

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	BYSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 30, 2026, BeyondSpring Inc. (the “Company”) completed the closing (the “Closing”) of the previously disclosed transactions under the Share Purchase and Collaboration Agreement, dated as of September 28, 2026 (the “Purchase and Collaboration Agreement”), by and among the Company, Dalian Wanchunbulin Pharmaceuticals Ltd., a limited liability company incorporated under the laws of the People’s Republic of China (“China”) and a majority owned indirect subsidiary of the Company (“Bulin”), and Biolin Investment Limited, a limited company formed under the laws of Hong Kong (the “Investor” and, together with the Company and Bulin, the “Parties”). At the Closing, the Company sold and transferred to the Investor the entire issued share capital in BeyondSpring Ltd., a BVI business company incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of the Company that indirectly holds the interests in Bulin (the “Sale”). There is no material relationship between any of the Parties or any of their respective affiliates, or any director or officer of the Company, or any associate of any such director or officer, out of the ordinary course of business other than in respect of the transactions contemplated by the Purchase and Collaboration Agreement, including the Sale, and the Company’s indirect ownership of Bulin prior to the Closing.

As previously disclosed, pursuant to the terms and subject to the conditions set forth in the Purchase and Collaboration Agreement, the Parties established a strategic collaboration with respect to certain development activities involving the conduct and completion of the China portion of DUBLIN-4, a global Phase 3 trial of Plinabulin in combination with docetaxel for the treatment of patients with advanced or metastatic non-squamous non-small cell lung cancer without actionable genomic alterations whose disease has progressed following prior anti-PD-(L)1 antibody therapy and platinum-based chemotherapy (such trial, the “Ongoing Trial”). The obligation on the part of the Investor to conduct and complete the China portion of the Ongoing Trial, and to cause Bulin to take certain actions related thereto, constituted the non-cash consideration for the Sale. No cash consideration was paid or payable by the Investor to the Company at the Closing. As previously disclosed, the Company will receive access to clinical data generated from the China portion of the Ongoing Trial.

This Current Report on Form 8-K is being filed to provide unaudited pro forma financial information for the Company giving effect to the Sale. Specifically, this pro forma financial information gives effect to the completion of the Sale pursuant to the terms of the Purchase and Collaboration Agreement. There can be no assurance that the Company’s actual results would have been as set forth in the pro forma financial statements, and such differences could be material.

The foregoing description of the Purchase and Collaboration Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase and Collaboration Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 29, 2026, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following pro forma financial information for the Company with respect to the Sale is filed as Exhibit 99.1 hereto and is incorporated into this item by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2026
•	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2026 and for the years ended December 31, 2025 and December 31, 2024
•	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits.

Exhibit No.	Description
10.1*#	Share Purchase and Collaboration Agreement, dated September 28, 2026, by and among BeyondSpring Inc., Dalian Wanchunbulin Pharmaceuticals Ltd. and Biolin Investment Limited (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 29, 2026).
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the U.S. Securities and Exchange Commission upon its request.

# Portions of this Exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2026

BeyondSpring Inc.

By:	/s/ Min Qiu
Name:	Min Qiu
Title:	Chief Executive Officer